Exhibit 99.1
Press Release
FOR IMMEDIATE RELEASE
TRIDENT MICROSYSTEMS REPORTS RESULTS FOR
FIRST QUARTER OF FISCAL YEAR 2010
SANTA CLARA, Calif., Oct. 26, 2009 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the digital home, today announced results for its fiscal first quarter ended Sept. 30, 2009. For the fiscal first quarter, the company reported net revenues of $31.1 million, which compares with net revenues of $14.9 million in the prior sequential quarter and $34.8 million in the same quarter a year ago. The sequential increase is primarily attributable to the full quarter’s impact of product lines acquired during the fiscal fourth quarter of 2009.
For the fiscal first quarter, the company reported a net loss of $17.2 million, or $0.25 per share, on a generally accepted accounting principles (“GAAP”) basis. This compares with a net loss of $21.1 million, or $0.32 per share in the prior sequential quarter and a net loss of $18.0 million, or $0.29 per share, in the same quarter one year ago.
Non-GAAP Results
Non-GAAP net loss for the fiscal first quarter was $11.6 million, or $0.17 per share. This compares with a non-GAAP net loss of $15.7 million, or $0.24 per share, in the prior sequential quarter and a non-GAAP net loss of $3.3 million, or $0.05 per share, in the same quarter a year ago. A detailed reconciliation between GAAP and non-GAAP net loss is provided in a table following the non-GAAP consolidated statements of operations.
Tier-One DTV Design Win
The company also announced today that its SoC has been selected for 2010 production by one of the largest global manufacturers of LCD televisions. Trident’s product will be used in the customer’s value product line serving the North American and European markets. Production shipments are expected to commence as early as December 2009.

Sylvia Summers, Trident’s chief executive officer and president, said, “Over the past several months, we have dramatically transformed Trident. In May, our acquisition of key product lines and IP from Micronas significantly strengthened our SoC capabilities and enabled us to win the large, strategic OEM socket we are announcing today. Earlier this month, we announced the proposed acquisition of NXP’s television and set-top box product lines, which will dramatically increase our scale and diversify our revenues, positioning Trident to leverage its R&D investment and IP across multiple served markets and to gain share in the fast-growing markets that serve the digital home. We believe that these transactions will accelerate our return to breakeven, which we now believe is achievable as early as the end of calendar 2010.”
Outlook
Trident’s outlook for the fiscal second quarter ending Dec. 31, 2009, described below, is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.
•	Net revenues are expected to be in the range of $31 million to $34 million.

•	Non-GAAP gross margins are expected to be in the range of 27% to 30%.

•	Non-GAAP operating expenses are expected to be in the range of $21 million to $22 million, with research and development expenses in the range of $15 million to $16 million and selling, general and administrative expenses of approximately $6 million.

•	Non-GAAP operating loss is expected to be in the range of $11 million to $14 million.

•	Provision for income taxes is expected to be approximately $0.5 million.

•	The company expects to end the quarter with a cash balance of approximately $135 million to $140 million. This reflects the impact of expected operating losses as well as a one-time tax withholding payment of $12 million related to liquidation of a foreign subsidiary.
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net loss that is GAAP net loss adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net loss is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net loss by adjusting GAAP net loss for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, restructuring charges, expenses related to software license fees adjustment, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table following non-GAAP Consolidated Statements of Operations.

Investor Conference Call
Management will host a conference call at 2:00 pm Pacific Time today. The domestic dial in is 866-383-8009; the international dial-in is 617-597-5342. Passcode: 84683680. A replay of the conference call will be available for two weeks, beginning on Oct. 27, 2009 and will be accessible by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 15024244. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast also is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com; institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the second quarter of fiscal year 2010, expected shipments to a large global manufacturer of LCD televisions, as well as our ability to gain market share as a result of our acquisition. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to close and realize the benefits from our acquisition of product lines from NXP, our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the uncertain global macroeconomic environment, the increasingly competitive DTV market and our ability to retain key employees. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
Important Additional Information
This communication is being made in respect of a proposed transaction involving Trident Microsystems, Inc. and NXP B.V. In connection with the proposed acquisition of the television systems and set top box lines by Trident from NXP, Trident plans to file with the SEC a Proxy Statement. The definitive Proxy Statement will be mailed to the stockholders of Trident after clearance with the SEC. Trident will also file with the SEC from time to time other documents relating to the proposed combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT WHEN IT IS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY TRIDENT WITH THE SEC RELATING TO THE PROPOSED ACQUISITION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.
Investors and security holders may obtain a copy of the proxy statement (when available) and other documents filed with the SEC by Trident free of charge at the SEC’s website at www.sec.gov. Investors and security holders may also obtain copies of the proxy statement (when available) and other documents filed with the SEC by Trident free of charge from Trident by directing a request to Trident, Attention: Investor Relations, (408) 764-8808, or by going to Trident’s website at www.tridentmicro.com.
Trident and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Trident’s directors and executive officers is contained in its annual proxy statement filed with the SEC on September 11, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs for digital media applications, such as digital television and LCD television. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For More Information
Swenson Partners for Trident Microsystems
John Swenson
Tel: 415-302-2324
Email: john@swenson-partners.com
Web site: http://www.tridentmicro.com
(Tables to follow)

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,
(In thousands)	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$160,955	$187,937
Accounts receivable, net	17,789	9,375
Inventories	10,611	6,828
Prepaid expenses and other current assets	11,047	9,425

Total current assets	200,402	213,565
Property and equipment, net	26,696	27,587
Intangible assets, net	6,660	7,685
Goodwill	7,848	7,708
Other assets	9,312	6,767

Total assets	$250,918	$263,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,496	$10,485
Accrued expenses and other current liabilities	25,557	25,059
Income taxes payable	13,511	13,107

Total current liabilities	51,564	48,651
Long-term income taxes payable	22,098	21,658
Deferred income tax liabilities	81	81

Total liabilities	73,743	70,390

Stockholders’ equity:
Capital stock	235,613	234,204
Accumulated deficit	(58,438)	(41,282)

Total stockholders’ equity	177,175	192,922

Total liabilities and stockholders’ equity	$250,918	$263,312

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data)	2009	2009	2008
Net revenues	$31,093	$14,912	$34,782
Cost of revenues	20,592	10,290	22,707

Gross profit	10,501	4,622	12,075
Gross margin	33.8%	31.0%	34.7%
Research and development expenses	16,350	15,802	13,065
% of net revenues	52.6%	106.0%	37.6%
Selling, general and administrative expenses	8,837	7,421	10,105
% of net revenues	28.4%	49.8%	29.1%
In-process research and development	—	697	—
% of net revenues	—	4.7%	—
Restructuring charges	1,508	8	—
% of net revenues	4.8%	0.1%	—

Operating loss	(16,194)	(19,306)	(11,095)
% of net revenues	(52.1)%	(129.5)%	(31.9)%
Net loss on investments	—	—	(8,141)
Interest and other income (expense), net	(533)	(806)	3,128

Loss before income taxes	(16,727)	(20,112)	(16,108)
% of net revenues	(53.8)%	(134.9)%	(46.3)%
Provision for income taxes	429	963	1,861
% of net revenues	1.4%	6.5%	5.4%

Net loss	$(17,156)	$(21,075)	$(17,969)

Basic and diluted net loss per share	$(0.25)	$(0.32)	$(0.29)

Shares used in basic and diluted per share computation	69,237	65,565	61,152

TRIDENT MICROSYSTEMS, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data)	2009	2009	2008
Net revenues	$31,130	$14,931	$34,782
Cost of revenues	19,656	9,368	20,644

Gross profit	11,474	5,563	14,138
Gross margin	36.9%	37.3%	40.6%
Research and development expenses	15,631	12,886	11,721
% of net revenues	50.2%	86.3%	33.7%
Selling, general and administrative expenses	6,444	5,865	6,971
% of net revenues	20.7%	39.3%	20.0%
In-process research and development	—	697	—
% of net revenues	—	4.7%	—

Operating loss	(10,601)	(13,885)	(4,554)
% of net revenues	(34.1)%	(93.0)%	(13.1)%
Interest and other income (expense), net	(533)	(806)	3,116

Loss before income taxes	(11,134)	(14,691)	(1,438)
% of net revenues	(35.8)%	(98.4)%	(4.1)%
Provision for income taxes	429	963	1,861
% of net revenues	1.4%	6.4%	5.4%

Net loss	$(11,563)	$(15,654)	$(3,299)

Basic and diluted net loss per share	$(0.17)	$(0.24)	$(0.05)

Shares used in basic and diluted per share computation	69,237	65,565	61,152

TRIDENT MICROSYSTEMS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data)	2009	2009	2008
GAAP gross profit	$10,501	$4,622	$12,075
Amortization of acquisition-related intangible assets (1)	938	768	1,106
Stock-based compensation expense (2)	3	149	155
Impairment of goodwill and intangible assets (3)	—	—	383
Restructuring Charges	(5)	5	—
Backlog amortization	37	19	—
Prepaid royalties adjustment	—	—	419

Non-GAAP gross profit	$11,474	$5,563	$14,138

GAAP Research and development expenses	$16,350	$15,802	$13,065
Stock-based compensation expense (2)	719	1,710	1,753
Impairment of goodwill and intangible assets (3)	—	1,706	—
Software license fees (4)	—	(500)	(409)

Non-GAAP Research and development expenses	$15,631	$12,886	$11,721

GAAP Selling, general and administrative expenses	$8,837	$7,421	$10,105
Amortization of acquisition-related intangible assets (1)	51	51	137
Stock-based compensation expense (2)	521	1,401	774
Impairment of goodwill and intangible assets (3)	—	—	4
Stock options related professional fees (5)	(979)	104	2,219
Acquisition-related expenses (6)	2,800	—	—

Non-GAAP Selling, general and administrative expenses	$6,444	$5,865	$6,971

GAAP net loss	$(17,156)	$(21,075)	$(17,969)
Gross profit reconciliation	973	941	2,063
Research and development expenses reconciliation	719	2,916	1,344
Selling, general and administrative expenses reconciliation	2,393	1,556	3,134
Restructuring Charges	1,508	8	—
Loss of sale of UMC stock	—	—	8,141
Capital gain on investments, net	—	—	(12)

Non-GAAP net loss	$(11,563)	$(15,654)	$(3,299)

GAAP basic and diluted net loss per share	$(0.25)	$(0.32)	$(0.29)

Non-GAAP basic and diluted net loss per share	$(0.17)	$(0.24)	$(0.05)

Shares used in basic and diluted per share computation	69,237	65,565	61,152

(1)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(3)	Charges for impairment of goodwill and intangible assets incurred as a result of their carrying value exceeding the fair value. The impaired goodwill and intangible assets related to acquired TMBJ and certain third-party purchased IP. Management believes that these charges are not directly associated with the Company’s core operating performance.

(4)	Software license fees represent an adjustment for prior years’ software usage.

(5)	Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident. Amounts in the three months ended September 30, 2009 and June 30, 2009 include insurance reimbursements received for the Directors’ and Officers’ insurance, partially offset by the stock options related professional fees incurred.

(6)	Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.